EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the St. Jude Medical, Inc. 1997 Stock Option Plan of our reports dated February 5, 1997, with respect to the consolidated financial statements of St. Jude Medical, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                              ERNST & YOUNG LLP

                                              /s/ Ernst & Young LLP

Minneapolis, Minnesota
December 19, 1997